ARTICLES OF MERGER

THE KEYW MERGER SUBSIDIARY, INC.
(a Maryland corporation)

INTO

THE KEYW CORPORATION
(a Maryland corporation)

These ARTICLES OF MERGER are entered into this 29th day of December 2009, by and between The KEYW Merger Subsidiary, Inc., a Maryland corporation (which is hereinafter called the “Merging Corporation”), and The KEYW Corporation, a Maryland corporation (which is hereinafter called the “Surviving Corporation”), in connection with The Agreement and Plan of Merger dated as of December 29, 2009, by and among The KEYW Holding Corporation, a Maryland corporation (“Hold Co.”), the Merging Corporation, and the Surviving Corporation (the “Merger Agreement”).

THIS IS TO CERTIFY TO THE STATE DEPARTMENT OF ASSESSMENTS AND
TAXATION OF THE STATE OF MARYLAND THAT:

FIRST:    The Merging Corporation and the Surviving Corporation agree that the Merging Corporation shall be merged with and into the Surviving Corporation.

SECOND:    The name and state of incorporation of each entity which is a party to these Articles of Merger are as follows:

The Merging Corporation is The KEYW Merger Subsidiary, Inc., a corporation incorporated under the laws of the State of Maryland.

The Surviving Corporation, which is the successor corporation in the merger to be effected pursuant to these Articles of Merger, is The KEYW Corporation, a corporation incorporated under the laws of the State of Maryland.

THIRD:    The principal office of the Merging Corporation in the State of Maryland is in Anne Arundel County. The Merging Corporation does not own an interest in any real property, the title to which could be affected by the recording of an instrument among the land records of any county in the State of Maryland.

The principal office of the Surviving Corporation in the State of Maryland is in Anne Arundel County. The Surviving Corporation does not own an interest in any real property, the title to which could be affected by the recording of an instrument among the land records of any county in the State of Maryland.

FOURTH:    No amendment is made to the Charter of the Surviving Corporation as part of the merger.

FIFTH:    The total number of shares of stock of all classes that the Merging Corporation has authority to issue is 1,000 shares of capital stock, all of which are designated as Common Stock, $0,001 par value per share, for an aggregate par value of One Dollar ($1.00) (the “Merging Corporation Common Stock”).

SIXTH:     The total number of shares of stock of all classes that the Surviving Corporation has authority to issue is 35,000,000 shares of capital stock, all of which are designated as Common Stock, $0,001 par value per share, for an aggregate par value of Thirty Five Thousand Dollars ($35,000.00) (the “Surviving Corporation Common Stock”).

SEVENTH:    The manner and basis of converting or exchanging issued and outstanding stock of the Merging Corporation and the Surviving Corporation, and the consideration to be given for all issued and outstanding stock of the Surviving Corporation, is as follows:

(a)           Each share of the Surviving Corporation Common Stock issued and outstanding immediately prior to the Effective Time (as defined below) shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Hold Co. Common Stock.

(b)           Each issued and outstanding share of the Merging Corporation Common Stock issued and outstanding immediately prior to the Effective Time, all of which shares are owned by Hold Co., shall be cancelled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or payment therefore and no stock of Hold Co. or other consideration shall be delivered in exchange therefor.

EIGHTH:    The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by the Merging Corporation in the manner and by the vote required by its Charter and the laws of the State of Maryland as follows:

(a)            The Board of Directors of the Merging Corporation, by unanimous written consent dated December 29, 2009, adopted resolutions declaring that the terms and conditions of the proposed transaction described herein were advisable, and directing that the proposed transaction be submitted to the sole stockholder of the Merging Corporation for consideration and approval.

(b)            The sole stockholder of the Merging Corporation, by unanimous written consent dated December 29, 2009, adopted a resolution approving the proposed transaction described herein as the sole stockholder of the Merging Corporation.

NINTH:    The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by the Surviving Corporation in the manner and by the vote required by its Charter and the laws of the State of Maryland as follows:

(a)            The Board of Directors of the Surviving Corporation, by unanimous written consent dated December 29, 2009 adopted resolutions declaring that the terms and conditions of the proposed transaction described herein were advisable, and directing that the proposed transaction be submitted to the stockholders of the Surviving Corporation for consideration and approval.

(b)            The stockholders of the Surviving Corporation, by written consent dated December 29, 2009, duly authorized and adopted resolutions approving the proposed transaction described herein.

TENTH:    These Articles of Merger may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ELEVENTH:    The merger shall be effective upon such time as these Articles of Merger have been accepted for record by the State Department of Assessments and Taxation of the State of Maryland (the “Effective Time”).

[signature page follows]

IN WITNESS WHEREOF, on this 29th day of December 2009, each party hereto has caused these Articles of Merger to be executed and acknowledged in its name and on its behalf by its President and attested to by its Secretary; and each President acknowledges that these Articles of Merger are the act of the party on whose behalf such individual is executing the Articles of Merger, and each President further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	THE KEYW MERGER SUBSIDIARY, INC.

/s/ Kimberly J. DeChello	By:	/s/ Leonard E. Moodispaw
Kimberly J. DeChello		Leonard E. Moodispaw
Secretary		President

ATTEST:	THE KEYW CORPORATION

/s/ Kimberly J. DeChello	By:	/s/ Leonard E. Moodispaw
Kimberly J. DeChello		Leonard E. Moodispaw
Secretary		President

THE KEYW CORPORATION

CERTIFICATE OF CORRECTION

The KEYW Corporation, a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    The title of the document being corrected hereby is the “Articles of Merger The KEYW Merger Subsidiary, Inc. (a Maryland corporation) into The KEYW Corporation (a Maryland corporation)” (the “Articles of Merger”).

SECOND:    The names, as they appeared in the Articles of Merger, of each party to the Articles of Merger were The KEYW Merger Subsidiary, Inc., and The KEYW Corporation.

THIRD:    The Articles of Merger to be corrected hereby were filed and accepted for record on December 29, 2009.

FOURTH:    As previously filed, paragraph (b) of ARTICLE SEVENTH of the Articles of Merger provided that:

“Each issued and outstanding share of the Merging Corporation Common Stock issued and outstanding immediately prior to the Effective Time, all of which shares are owned by Hold Co., shall be cancelled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or payment therefore and no stock of Hold Co. or other consideration shall be delivered in exchange therefor.”

FIFTH:    The Articles of Merger contain an error in paragraph (b) of ARTICLE SEVENTH. Clause (b) of ARTICLE SEVENTH should have read as set forth below. Accordingly, this Certificate of Correction corrects clause (b) of ARTICLE SEVENTH to read in its entirety as follows:

“Each issued and outstanding share of the Merging Corporation Common Stock issued and outstanding immediately prior to the Effective Time, all of which shares are owned by Hold Co., shall, upon the Effective Time and without further act, be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock, which shall constitute the only issued and outstanding shares of the Surviving Corporation.”

IN WITNESS WHEREOF, on this 25 day of March 2010, each party hereto has caused this Certificate of Correction to be executed and acknowledged in its name and on its behalf by its President and attested to by its Secretary; and each President acknowledges that this Certificate of Correction is the act of the party on whose behalf such individual is executing the Certificate of Correction, and each President further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	THE KEYW MERGER SUBSIDIARY, INC.

/s/ Kimberly J. DeChello	By:	/s/ Leonard E. Moodispaw
Kimberly J. DeChello		Leonard E. Moodispaw
Secretary		President

ATTEST:	THE KEYW CORPORATION

/s/ Kimberly J. DeChello	By:	/s/ Leonard E. Moodispaw
Kimberly J. DeChello		Leonard E. Moodispaw
Secretary		President